AMENDMENT NO. 1 dated as of April 6, 2005 (this “Amendment”), to the Amended and Restated Credit Agreement dated as of February 20, 2004 (the “Credit Agreement”), among BUFFETS, INC., a Minnesota corporation (the “Borrower”), BUFFETS HOLDINGS, INC., a Delaware corporation (“Holdings”), the Lenders from time to time party thereto and CREDIT SUISSE (formerly known as Credit Suisse First Boston), as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”).

                    A.             Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower.

                    B.             The Borrower and Holdings have requested certain amendments to the Credit Agreement as set forth herein.

                    C.              Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

                    Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments. (a) The table appearing in Section 6.11 (Interest Coverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Period	Ratio
Restatement date through December 15, 2004	2.25 to 1.00
December 16, 2004 through June 28, 2006	2.15 to 1.00
June 29, 2006 through September 20, 2006	2.25 to 1.00
September 21, 2006 through April 4, 2007	2.65 to 1.00
April 5, 2007 through April 2, 2008	3.00 to 1.00
Thereafter	3.25 to 1.00

(b) The table appearing in Section 6.13 (Maximum Leverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Period	Ratio
Restatement date through June 30, 2004	4.75 to 1.00
July 1, 2004 through December 15, 2004	4.50 to 1.00
December 16, 2004 through April 5, 2006	4.25 to 1.00
April 6, 2006 through September 20, 2006	4.00 to 1.00
September 21, 2006 through April 4, 2007	3.50 to 1.00
April 5, 2007 through April 2, 2008	3.00 to 1.00
Thereafter	2.50 to 1.00

(c) Article II of the Credit Agreement is hereby amended by adding a new Section 2.25 at the end thereof as follows:

SECTION 2.25. Repricing Protection. In the event that, prior to January 27, 2006, any PF Lender or any Lender holding Term Loans (each a “Protected Lender”) receives a Repricing Prepayment (as defined below), then, at the time thereof, the Borrower shall pay to such Protected Lender a prepayment premium equal to 1.0% of the amount of such Repricing Prepayment. As used herein, with respect to any Protected Lender, a “Repricing Prepayment” is the amount of principal of the PF L/C Loans, Credit-Linked Deposits or Term Loans of such Protected Lender that is either (a) prepaid by the Borrower pursuant to Section 2.12 (or, in the case of the Credit-Linked Deposits, returned by the Administrative Agent pursuant to Section 2.09) substantially concurrently with the incurrence by Holdings or any of its subsidiaries of new term loans (whether pursuant to Incremental Term Loan Commitments or otherwise) or a new pre-funded letter of credit facility, in any case that have interest rate margins or pre-funded letter of credit commitment fee rates, as applicable, lower than the Applicable Percentages then in effect for the Term Loans, PF L/C Loans or Credit-Linked Deposits so prepaid or returned or (b) received by such Protected Lender as a result of the mandatory assignment of its Term Loans, PF L/C Loans or PF L/C Commitments in the circumstances described in Section 2.21(a)(iv) following the failure of such Protected Lender to consent to an amendment of this Agreement that would have the effect of reducing any of the Applicable Percentages with respect to such Term Loans, PF L/C Loans or PF L/C Commitments.

SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of Holdings and the Borrower represents and warrants to each of the Lenders, the Administrative Agent and the Collateral Agent that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.

SECTION 3. Effectiveness. This Amendment shall become effective as of the date set forth above on the date ( the "Amendment Effective Date”) that

(a) the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of Holdings, the Borrower, the Subsidiary Guarantors and the Required Lenders; and

(b) the Administrative Agent shall have received, for the account of each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 12:00 noon, New York City time, on July 27, 2005 (the “Signing Date”), an amendment fee (the “Amendment Fee”) in an amount equal to 0.125% of the sum of such Lender’s Revolving Credit Commitment, UF L/C Commitment and PF L/C Commitment (in each case, whether used or unused) and the principal amount of such Lender’s outstanding Term Loans, in each case as of the Signing Date.

SECTION 4. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 6. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 8. Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses in connection with this Amendment, including the fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 9. Reaffirmation. Each of the Guarantors hereby acknowledges receipt and notice of, and consents to the terms of, this Amendment, and affirms and confirms its guarantee of the Obligations and, if applicable, the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as provided in the Security Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant of security interest continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement, as amended hereby, and the other Loan Documents.

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        IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first set forth above.

BUFFETS, INC.

By:	/s/ R. Michael Andrews Jr.

Name:	R. Michael Andrews, Jr.
Title:	Executive Vice President

BUFFETS HOLDINGS, INC.

By:	/s/ R. Michael Andrews, Jr.

Name:	R. Michael Andrews, Jr.
Title:	Executive Vice President

EACH SUBSIDIARY GUARANTOR LISTED ON SCHEDULE I HERETO,

By:	/s/ R. Michael Andrews, Jr.

Name:	R. Michael Andrews, Jr.
Authorized Signatory:	Chief Financial Officer/Chief Financial Manager

CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse First Boston), individually and as Administrative Agent and as Collateral Agent,

By:

Name:
Title:

By:

Name:
Title:

SIGNATURE PAGE TO AMENDMENT NO.1 DATED AS OF APRIL 6, 2005, TO THE BUFFETS, INC. AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF FEBRUARY 20, 2004

Name of Lender:

By:

Name:
Title:

SCHEDULE I

Subsidiary Guarantor List

1.	Distinctive Dining, Inc

2.	Hometown Buffet, Inc.

3.	OCB Purchasing Co.

4.	OCB Restaurant Co.

5.	Restaurant Innovations, Inc.

6.	Tahoe Joe's, Inc.

7.	Buffets Leasing Company, LLC

8.	Hometown Leasing Company, LLC

9.	Tahoe Joe's Leasing Company, LLC

10.	OCB Leasing Company, LLC.